UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2007

HINES HORTICULTURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24439	33-0803204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12621 Jeffrey Road, Irvine, California 92620
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 559-4444

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

(  )  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
(  )  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
(  )  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
(  )  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On August 14, 2007, Hines Nurseries, Inc. (the “Company”), a wholly-owned subsidiary of Hines Horticulture, Inc. (“Hines”), entered into a Limited Waiver (the “Waiver”) to the Loan and Security Agreement, dated January 18, 2007, by and among Bank of America, N.A., PNC Bank, National Association, and GMAC Commercial Finance LLC (the “Loan and Security Agreement”). Pursuant to the Waiver, the required lenders under the Loan and Security Agreement waived certain defaults under the Loan and Security Agreement and extended to August 31, 2007 the deadline for filing of the financial statements for the fiscal quarter ended March 31, 2007. This waiver was effective as of July 31, 2007 and was granted for the period commencing on the effective date through August 31, 2007.

There is no material relationship between the Company and each of Bank of America, N.A., PNC Bank, National Association, and GMAC Commercial Finance LLC other than pursuant to the Loan and Security Agreement.

The foregoing description of the Waiver is qualified in its entirety by reference to the full terms of the Waiver, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Limited Waiver to Loan and Security Agreement, dated August 14, 2007, by and among Hines Nurseries, Inc., Bank of America, N.A., PNC Bank, National Association and GMAC Commercial Finance LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HINES HORTICULTURE, INC.

Date: August 15, 2007	By:	/s/ Claudia M. Pieropan_________________
Claudia M. Pieropan
Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Limited Waiver to Loan and Security Agreement, dated August 14, 2007, by and among Hines Nurseries, Inc., Bank of America, N.A., PNC Bank, National Association and GMAC Commercial Finance LLC.

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